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                                                                                                                        Exhibit 12
                                                                                                                        ----------
                                    FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS AND
                                    -----------------------------------------------------------
                                                   FIRST UNION MANAGEMENT, INC.
                                                   ----------------------------
                                      STATEMENTS OF RATIOS OF COMBINED INCOME FROM OPERATIONS
                                      -------------------------------------------------------
                                             AND COMBINED NET INCOME TO FIXED CHARGES
                                             ----------------------------------------
                                                   (IN THOUSANDS, EXCEPT RATIOS)


                                                                              Years Ended December 31,
                                                         -----------------------------------------------------------------
                                                           1994          1993          1992          1991          1990
                                                         --------      --------      --------      --------      ---------
Income from operations                                   $ 6,485       $10,276       $12,657       $13,330       $15,917

Add fixed charges                                         21,865        19,103        19,469        21,513        23,096
                                                         -------       -------       -------       -------       -------

Income from operations, as defined                        28,350        29,379        32,126        34,843        39,013

Capital gains                                               ---          4,948         5,775         4,906         4,722
                                                         -------       -------       -------       -------       -------

Net income, as defined                                   $28,350       $34,327       $37,901       $39,749       $43,735
                                                         =======       =======       =======       =======       =======


Fixed charges:
  Interest
    - Mortgage loans                                     $ 7,335       $ 5,777       $ 6,182       $ 6,493       $ 7,045
    - Senior notes                                         9,305         5,779         4,199         4,199         6,386
    - 10.25% debentures                                    ---           3,214         3,858         3,858         3,861
    - Bank loans and other                                 4,640         3,747         4,694         6,221         4,986
    Amortization of debt issue costs                         168           162           122            95           131
    Rents (1)                                                417           424           414           647           687
                                                         -------       -------       -------       -------       -------

Fixed charges, as defined                                $21,865       $19,103       $19,469       $21,513       $23,096
                                                         =======       =======       =======       =======       =======


Ratio of income from operations, as
 defined, to fixed charges                                 1.30           1.54          1.65          1.62          1.69
                                                         ======        =======       =======       =======       =======

Ratio of net income, as defined,
 to fixed charges                                          1.30           1.80          1.95          1.85          1.89
                                                         ======        =======       =======       =======       =======



______________________


(1)  The interest portion of rentals is assumed to be one-third of all ground rental and net lease payments.
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